Exhibit 10.4

SCHEDULE OF EXECUTIVE OFFICERS WITH EMPLOYMENT AGREEMENTS*

Name	Date of Agreement	Title	Initial Annual Base Salary

Robert V. Ahlgren	April 1, 2002	Group President—Labware and Life Sciences	$320,000

Michael K. Bresson	December 7, 2001	Executive Vice President—General Counsel and Secretary	$310,000

Dennis B. Brown	April 1, 2003	Chief Financial Officer	$322,500

Gary J. Marmontello	December 7, 2001	Vice President, Human Resources	$221,000

Peter Scheu	December 7, 2001	Group President, Clinical Diagnostics	$275,000

Michael S. Smith	June 18, 2003	Vice President of Strategic Initiatives	$250,000

Mark F. Stuppy	December 7, 2001	Group President, Clinical Consumables	$246,000

Stephen K. Wiatt	December 15, 2000	Group President, Industrial Glass	$267,400

*Mr. Jellinek, the President and Chief Executive Officer of the Company, is a party to a separate form of Employment Agreement that was filed as Exhibit 10.1 to the Company’s Form 10-Q for the period ended December 31, 2001.